Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2022 Results

LOUISVILLE, KY. (July 28, 2022) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 weeks ended June 28, 2022.

Financial Results

Financial results for the 13 and 26 weeks ended June 28, 2022 and June 29, 2021 were as follows:

	Second Quarter			Year to Date
($000's)	2022	2021	% change	2022	2021	% change
Total revenue	$1,024,606	$898,788	14.0%	$2,012,092	$1,699,417	18.4%
Income from operations	85,918	89,728	(4.2)%	176,056	170,655	3.2%
Net income	72,419	75,480	(4.1)%	147,621	139,630	5.7%
Diluted earnings per share	$1.07	$1.08	(0.8)%	$2.15	$1.99	8.1%

Results for the second quarter, as compared to the prior year as applicable, included the following:

•	Comparable restaurant sales increased 7.6% at company restaurants and increased 6.2% at domestic franchise restaurants;

•	Average weekly sales at company restaurants were $135,552 of which 13.1% were to-go sales as compared to average weekly sales of $126,442 of which 16.9% were to-go sales in the prior year;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased 116 basis points to 16.6%. Restaurant margin was negatively impacted by commodity inflation of 11.8%, with higher costs across the basket, partially offset by the benefit of an increase in comparable restaurant sales. Restaurant margin dollars increased 6.6% to $168.7 million from $158.2 million in the prior year;

•	Diluted earnings per share decreased 0.8% to $1.07 from $1.08 in the prior year as higher restaurant margin dollars were more than offset by increased general and administrative expenses. This was driven by the timing of our annual managing partner conference which occurred in the third quarter in the prior year. Diluted earnings per share also benefitted from increased share repurchases;

•	Five company restaurants and one international franchise restaurant were opened;

•	The Company repurchased 1,673,387 shares of common stock for $128.2 million; and,

•	The Company ended the quarter with $180.4 million of cash on hand and debt of $75.0 million.

Results for the year-to-date period, as compared to the prior year as applicable, included the following:

•	Comparable restaurant sales increased 11.7% at company restaurants and increased 11.8% at domestic franchise restaurants;

•	Average weekly sales at company restaurants were $133,917 of which 13.9% were to-go sales as compared to average weekly sales of $120,360 of which 19.5% were to-go sales in the prior year;

•	Restaurant margin, as a percentage of restaurant and other sales, decreased 162 basis points to 16.5%. Restaurant margin was negatively impacted by commodity inflation of 14.4%, with higher costs across the basket, partially offset by the benefit of an increase in comparable restaurant sales. Restaurant margin dollars increased 7.9% to $329.9 million from $305.8 million in the prior year;

•	Diluted earnings per share increased to $2.15 from $1.99 in the prior year as higher restaurant margin dollars were partially offset by increased general and administrative expenses driven by the timing of our annual managing partner conference. Diluted earnings per share also benefitted from increased share repurchases;

•	Eight company restaurants and three international franchise restaurants were opened; and,

•	The Company repurchased 2,734,005 shares of common stock for $212.9 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc. commented, “Thanks to the hard work of our operators, we continue to see solid revenue growth including strong sales volumes at our new restaurants.  In the second half of the year, we will remain focused on balancing the value that we provide to our guests with the significance of any menu pricing actions to help offset rising costs.”

Morgan continued, “On the development front, we are pleased with how our current year pipeline is progressing. As of today, we have opened 10 new Texas Roadhouse and Bubba’s 33 restaurants and have another 15 under construction. We also expect our franchise partners could open as many as seven Texas Roadhouse restaurants this year. Additionally, we took advantage of market conditions to again repurchase a significant number of shares this quarter. We are confident that our development pipeline, sales performance, and solid balance sheet have us well positioned to continue providing strong shareholder value.”

Franchise Acquisitions

In the first half of 2022, the Company completed the acquisition of eight franchise restaurants for an aggregate purchase price of $33.1 million.

2022 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of the third quarter of fiscal 2022 increased 3.9% compared to the prior year.

Management reiterated the following expectations for 2022:

•	Positive comparable restaurant sales growth;

•	Approximately 25 Texas Roadhouse and Bubba's 33 company restaurant openings; and,

•	Total capital expenditures of approximately $230 million including as many as three relocations.

Management updated the following expectations for 2022:

•	Store week growth of approximately 6%, including the impact of the eight franchise locations acquired;

•	Commodity cost inflation of approximately 12%;

•	Wage and other labor inflation of approximately 8%; and,

•	An effective income tax rate of approximately 14% excluding the impact of any legislative changes enacted.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, July 28, 2022, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company's website at www.texasroadhouse.com. Listeners may also access the call by dialing (888) 440-5667 or (646) 960-0476 for international calls and referencing the Texas Roadhouse, Inc. Second Quarter 2022 Earnings. A replay of the call will be available until August 8, 2022, by dialing (800) 770-2030 or (647) 362-9199 for international calls.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 680 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet our business standards; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 28, 2021. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Travis Doster
(502) 515-7298	(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 28, 2022	June 29, 2021	June 28, 2022	June 29, 2021
Revenue:
Restaurant and other sales	$1,018,057	$892,444	$1,999,029	$1,687,367
Franchise royalties and fees	6,549	6,344	13,063	12,050

Total revenue	1,024,606	898,788	2,012,092	1,699,417

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	347,041	295,504	684,437	546,986
Labor	333,042	288,147	654,913	546,183
Rent	16,714	14,956	33,082	29,408
Other operating	152,524	135,606	296,678	258,985
Pre-opening	5,323	6,319	9,614	10,587
Depreciation and amortization	34,420	31,650	68,040	62,519
Impairment and closure, net	411	17	(235)	521
General and administrative	49,213	36,861	89,507	73,573

Total costs and expenses	938,688	809,060	1,836,036	1,528,762

Income from operations	85,918	89,728	176,056	170,655

Interest expense, net	395	975	792	2,435
Equity income from investments in unconsolidated affiliates	545	239	879	22

Income before taxes	86,068	88,992	176,143	168,242
Income tax expense	11,531	11,067	24,278	23,887

Net income including noncontrolling interests	74,537	77,925	151,865	144,355
Less: Net income attributable to noncontrolling interests	2,118	2,445	4,244	4,725
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$72,419	$75,480	$147,621	$139,630

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.07	$1.08	$2.16	$2.00
Diluted	$1.07	$1.08	$2.15	$1.99

Weighted average shares outstanding:
Basic	67,654	69,790	68,370	69,713
Diluted	67,890	70,161	68,631	70,150

Cash dividends declared per share	$0.46	$0.40	$0.92	$0.40

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 28,2022	December 28, 2021
Cash and cash equivalents	$180,411	$335,645
Other current assets, net	100,533	227,880
Property and equipment, net	1,207,996	1,162,441
Operating lease right-of-use assets, net	611,934	578,413
Goodwill	148,732	127,001
Intangible assets, net	7,001	1,520
Other assets	65,111	79,052

Total assets	$2,321,718	$2,511,952

Other current liabilities	528,459	602,144
Operating lease liabilities, net of current portion	657,476	622,892
Long-term debt	75,000	100,000
Other liabilities	106,764	113,432
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	938,892	1,058,124
Noncontrolling interests	15,127	15,360

Total liabilities and equity	$2,321,718	$2,511,952

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	June 28, 2022	June 29, 2021
Cash flows from operating activities:
Net income including noncontrolling interests	$151,865	$144,355
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	68,040	62,519
Share-based compensation expense	18,612	19,817
Deferred income taxes	3,906	2,948
Other noncash adjustments, net	2,144	1,955
Change in working capital	54,136	65,252
Net cash provided by operating activities	298,703	296,846

Cash flows from investing activities:
Capital expenditures - property and equipment	(108,567)	(85,068)
Acquistion of franchise restaurants, net of cash acquired	(33,069)	-
Proceeds from sale of investment in unconsolidated affiliate	316	-
Proceeds from sale of property and equipment	2,188	-
Proceeds from sale leaseback transactions	-	3,285
Net cash used in investing activities	(139,132)	(81,783)

Cash flows from financing activities:
Payments on revolving credit facility, net	(25,000)	(50,000)
Repurchase of shares of common stock	(212,859)	-
Dividends paid	(62,547)	(27,932)
Other financing activities, net	(14,399)	(16,867)
Net cash used in financing activities	(314,805)	(94,799)

Net (decrease) increase in cash and cash equivalents	(155,234)	120,264
Cash and cash equivalents - beginning of period	335,645	363,155
Cash and cash equivalents - end of period	$180,411	$483,419

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 28, 2022	June 29, 2021	June 28, 2022	June 29, 2021
Income from operations	$85,918	$89,728	$176,056	$170,655

Less:
Franchise royalties and fees	6,549	6,344	13,063	12,050

Add:
Pre-opening	5,323	6,319	9,614	10,587
Depreciation and amortization	34,420	31,650	68,040	62,519
Impairment and closure, net	411	17	(235)	521
General and administrative	49,213	36,861	89,507	73,573

Restaurant margin	$168,736	$158,231	$329,919	$305,805

Restaurant margin (as a percentage of restaurant and other sales)	16.6%	17.7%	16.5%	18.1%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Second Quarter			Year to Date
	2022	2021	Change	2022	2021	Change
Restaurant openings
Company - Texas Roadhouse	4	6	(2)	7	8	(1)
Company - Bubba's 33	1	2	(1)	1	3	(2)
Company - Jaggers	0	0	0	0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0	0	0	0
Franchise - Texas Roadhouse - International	1	2	(1)	3	2	1
Total	6	10	(4)	11	13	(2)

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	1	0	1	8	0	8
Franchise - Texas Roadhouse - U.S.	(1)	0	(1)	(8)	0	(8)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	541	511	30
Company - Bubba's 33	37	34	3
Company - Jaggers	4	3	1
Franchise - Texas Roadhouse - U.S.	62	69	(7)
Franchise - Texas Roadhouse - International	34	30	4
Total	678	647	31

	Second Quarter
	2022	2021	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,018,057	$892,444	14.1%
Store weeks	7,536	7,085	6.4%
Comparable restaurant sales (1)	7.6%	80.2%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	34.1%	33.1%	98	bps
Labor	32.7%	32.3%	43	bps
Rent	1.6%	1.7%	(3	)bps
Other operating	15.0%	15.2%	(21	)bps
Total	83.4%	82.3%	116	bps

Restaurant margin	16.6%	17.7%	(116	)bps

Restaurant margin ($ in thousands)	$168,736	$158,231	6.6%
Restaurant margin $/Store week	$22,390	$22,333	0.3%

Texas Roadhouse restaurants only:
Store weeks	7,006	6,617	5.9%
Comparable restaurant sales	7.6%	79.0%
Average unit volume (2)	$1,786	$1,662	7.4%
Weekly sales by group:
Comparable restaurants (503 and 476 units)	$137,599	$128,716
Average unit volume restaurants (22 and 19 units)	$132,222	$110,459
Restaurants less than 6 months old (16 and 16 units)	$145,756	$134,822

Bubba's 33 restaurants only:
Store weeks	478	429	11.4%
Comparable restaurant sales	8.1%	115.4%
Average unit volume	$1,475	$1,332	10.7%
Weekly sales by group:
Comparable restaurants (31 and 26 units)	$110,740	$106,675
Average unit volume restaurants (4 and 5 units)	$134,386	$80,685
Restaurants less than 6 months old (2 and 3 units)	$128,134	$143,672

Franchise restaurants
Franchise royalties and fees	$6,549	$6,344	3.2%
Store weeks	1,238	1,269	(2.5)%
Comparable restaurant sales	8.7%	86.3%
U.S. franchise restaurants only:
Comparable restaurant sales	6.2%	76.5%
Average unit volume	$1,857	$1,766	5.2%

(1)  Comparable restaurant sales reflect the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period.

Amounts may not foot due to rounding.